SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported):	27-Aug-01

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-4
(Exact name of registrant as specified in its charter)



	Delaware	333-49820	13-3320910
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)



11 Madison Avenue, 5th Floor
New York, New York	10010
(Address of Principal Executive Offices)		(Zip Code)




Registrant's telephone number, including area code:	(212) 325-2000

Item 5. Other Events


	On August 25, 2001 a scheduled distribution was made from the Trust
	to holders of the Certificates.  The Trustee has caused to be filed with
	the Commission, the Monthly Report dated 		27-Aug-01
	The Monthly Report is filed pursuant to and in accordance with
	(1) numerous no-action letters (2) current Commission policy in the area.




	A.	Monthly Report Information
		See Exhibit No.1


	B.	Have and deficiencies occurred?  NO.

			Date:
			Amount:

	C.	Item 1: Legal Proceedings:  NONE

	D.	Item 2: Changes in Securities:   NONE

	E.	Item 4: Submission of Matters to a Vote of
		Certificateholders:  NONE

	F.	Item 5: Other Information - Form 10-Q, Part II - Items 1,2,4,5
		if applicable:  NOT APPLICABLE


Item 7. Monthly Statements and Exhibits
	Exhibit No.


   1.)	    Monthly Distribution Report Dated 		27-Aug-01



Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through
 Certificates, Series 2001-4


STATEMENT TO CERTIFICATEHOLDERS


Distribution Date:		August 27, 2001

DISTRIBUTION SUMMARY


		Beginning		Current Period	Accrued
	Original	Current Principal	Principal	Pass-Through	Interest
Class	Face Value	Amount	Distribution	Rate	Distributed (1)
A	150366150.00	126128835.36	6527661.98	7.50000%	788305.22
A-IO	31326293.00	31326293.00	0.00	0.75000%	19578.93
M-1	4307350.00	4307350.00	0.00	7.50000%	26920.94
M-2	1957910.00	1957910.00	0.00	7.50000%	12236.94
X	156631469.85	133075995.44	0.00	0.45603%	50572.08
R	50.00	0.00	0.00	7.50000%	0.00
TOTAL:	156631460.00	132394095.36	6527661.98		897614.11




		Certificate	Ending
	Realized Loss of	Interest	Current Prin
	Principal	Shortfall 	Amount
Class
A	N/A	N/A	119601173.38
A-IO	0.00	0.00	31326293.00
M-1	0.00	0.00	4307350.00
M-2	0.00	0.00	1957910.00
X	0.00	0.00	126649590.73
R	0.00	0.00	0.00
TOTAL:	0.00	0.00	125866433.38



AMOUNTS PER $1,000 UNIT

		 	 	Interest	Ending
		Prin	Int	Carry-forward	Curr Prin
Class	Cusip	Distribution	Distribution	Amount	Amount
A	22540AZQ4	43.41177838 	5.24257102 	0.00000000 	795.39958548
A-IO	22540AZR2	0.00000000 	0.62499990 	0.00000000 	1000.00000000
M-1	22540AZT8	0.00000000 	6.25000058 	0.00000000 	1000.00000000
M-2	22540AZU5	0.00000000 	6.25000128 	0.00000000 	1000.00000000
X	N/A	0.00000000 	0.32287305 	0.00000000 	808.58329971
R	22540AZS0	0.00000000 	0.00000000 	0.00000000 	0.00000000


	SIGNATURES
		Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Credit Suisse First Boston Mortgage Securities Corp Mortgage-Backed Pass-Through Certificates, Series 2001-4


		By: /s/ Mary Fonti
		Name:  Mary Fonti
		Title:  Vice President
		Bank One, NA